Exhibit 99.1

Blaize Announces $30 Million Private Placement Led by Polar Asset Management Partners; Announces Preliminary Results for Third Quarter 2025

Investment fuels growth and reinforces confidence in Blaize’s edge AI strategy to power global AI infrastructure

El Dorado Hills, Calif. – November 11, 2025 — Blaize Holdings, Inc. (NASDAQ: BZAI, NASDAQ: BZAIW) (“Blaize” or the “Company”), a leader in programmable, energy-efficient edge AI computing, today announced that it has entered into a securities purchase agreement with Polar Asset Management Partners (“Polar”) to raise approximately $30.0 million of gross proceeds through a private investment in public equity (“PIPE”) transaction of common stock and warrants. The offering is expected to close on November 12, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including advancing commercialization of the Blaize AI platform across key verticals in growth markets where customer demand continues to accelerate, as well as continued development of the Company’s next-generation chip.

“Polar Asset Management Partners is a marquee institutional investor with deep understanding of AI and strong alignment with Blaize’s long term vision to power real-world intelligence at the edge,” said Dinakar Munagala, co-founder and CEO of Blaize. “This financing further strengthens our balance sheet and demonstrates the continued investor confidence in our commercialization opportunities and platform expansion across key global markets.”

Pursuant to the terms of the securities purchase agreement, the Company is selling 9,375,000 shares of common stock at a price per share of $3.20. The Company is also issuing warrants to purchase 9,375,000 common stock shares with a five-year term and an exercise price of $5.00. The Company has granted Polar a right of participation in future capital raising transactions for a one-year period following the PIPE, subject to certain exceptions and limitations.

The Company expects that the proceeds of the PIPE, together with amounts already raised under the Company’s Committed Equity Facility with B. Riley and anticipated receipts from customers, are expected to fund the core operations of the Company, excluding next-gen chip investments, well into the second half of 2026.

Preliminary Results for the three months ended September 30, 2025

On November 11, 2025, the Company also announced preliminary results for the three months ended September 30, 2025. The company expects to report revenue of approximately $11.9 million, net loss of approximately $26.3 million and Adjusted EBITDA Loss of between $11.0 million and $12.0 million. See Non-GAAP Measures below.

The Company also announced that it shipped its first products to Starshine Computing Power Technology Limited during the third quarter and recognized revenue of approximately $10.4 million, receiving approximately $1.6 million of cash to date.

These preliminary results are based on currently available information and does not present all necessary information for an understanding of the Company’s expected results of operations for the three months ending September 30, 2025. These preliminary estimates have been prepared by and are the responsibility of management. The Company has not completed its closing procedures for the quarter yet and it is possible that items may be identified that require adjustments to the preliminary estimated results set forth above and those changes could be material. Accordingly, undue reliance should not be placed on these preliminary estimates. Further, the Company’s preliminary estimated results are not necessarily indicative of the results to be expected for the remainder of the year or any future period.

Craig-Hallum acted as lead placement agent for the offering, and DA Davidson acted as co-lead placement agent.

The securities being issued and sold in the PIPE have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Concurrently with the execution of the securities purchase agreement, Blaize and Polar entered into a registration rights agreement pursuant to which Blaize has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares underlying the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize specializes in delivering Practical AI solutions through its hybrid, programmable, and efficient AI inference platform, designed for real-world applications. Blaize AI solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size, and low cost. Headquartered in El Dorado Hills (CA), Blaize has more than 220 employees worldwide. To learn more, visit www.blaize.com or follow us on LinkedIn at @blaizeinc.

About Polar Asset Management Partners

Based in Toronto and founded in 1991, Polar is a global alternative asset manager. As of September 30, 2025, Polar managed US$5.5 billion across four primary offerings: the flagship Polar Multi-Strategy Fund, a US equity long/short strategy known as Polar Long/Short Fund, Polar Micro-Cap Fund, and Polar CRS Fund-1. For more information visit: www.polaramp.com

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding expected gross proceeds from the private placement, the intended use of proceeds, the timing of exercises under the warrants, if any, the expected closing date of the private placement, and the preliminary nature of the third quarter results disclosed herein. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to the uncertainties related to market conditions, the ability of the parties to satisfy the closing conditions for offering and those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission “SEC” on April 15, 2025 and other documents filed by Blaize from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Blaize does not give any assurance that it will achieve its expectations. those factors discussed under the heading “Risk Factors” in its Annual Report on Form 10-K filed with the Securities and Exchange Commission “SEC” on April 15, 2025 and other documents filed by Blaize from time to time with the SEC.

Non-GAAP Measures

To supplement Blaize’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), management utilizes earnings before interest, tax, depreciation and amortization (“EBITDA”) and EBITDA adjusted for irregular or non-recurring items (“Adjusted EBITDA”), which is a non-GAAP financial measure. Adjusted EBITDA is used to evaluate operating profitability on a more variable cost basis and facilitates a more direct comparison of the Company’s operating performance and financial performance relative to competitors as well as assists us in evaluating performance consistently across periods by excluding the impact of certain items that the Company believes do not directly reflect its core operations and are therefore not considered in measuring ongoing performance. The Company defines Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, certain non-cash items and other adjustments that are excluded from the Company’s assessment of ongoing operating performance, including but not limited to (a) stock-based compensation; (b) non-recurring inventory cost realignments; and (c) other non-recurring expenses. The Company believes Adjusted EBITDA is valuable to management and that providing it allows management, investors and other users of its financial information to more fully and accurately assess Blaize’s performance. Adjusted EBITDA should not be considered in isolation or as an alternative to GAAP measures such as net income (loss) or other financial statement data presented in the Company’s condensed consolidated financial statements as an indicator of its financial performance or liquidity. Adjusted EBITDA presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies.

BLAIZE HOLDINGS, INC.
PRELIMINARY RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
	Three Months Ended September 30, 2025
(Amounts in thousands)	Estimated Range
Net loss	$(26,300)	$(26,300)
Depreciation and amortization	364	364
Provision for income taxes	21	21
Interest income, net	(693)	(693)
EBITDA	(26,608)	(26,608)
Stock-based compensation	9,486	9,486
Fair value changes and financing charges	4,424	4,424
Non-cash inventory cost realignment adjustments	(112)	(112)
Other adjustments(1)	1,810	810
Adjusted EBITDA	$(11,000)	$(12,000)

(1) “Other adjustments” includes, but is not limited to, other non-cash expenses, including foreign exchange gains and losses, and unusual or non-recurring expenses, including litigation expenses, financing advisory fees, and fines and penalties. The Company believes that these expenses are not reflective of its ongoing operating performance and that excluding these costs provides a more meaningful comparison of its results of operations over comparative periods.

Investors:

IR@blaize.com

Media:

press@blaize.com